                     AMENDMENT NO. 1 TO CONSULTING AGREEMENT

      AMENDMENT NO. 1 TO CONSULTING AGREEMENT dated as of November 7, 1995, between:

      FIDELITY HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (the "Company"); and

      BRUCE BENDELL, an adult having offices at 43-40 Northern Boulevard, Long Island City, New York 11367 (the "Consultant").

      The Company and the Consultant are parties to an Consulting Agreement dated as of November 7, 1995 (as heretofore modified and supplemented and in effect on the date hereof, the "Consulting Agreement"). The Company and the Consultant wish to amend the Consulting Agreement in certain respects, and accordingly, the Company and the Consultant hereby agree as follows:

            Section 1. Amendments. Subject to the condition precedent set forth in Section 2 hereof, the Consulting Agreement is hereby amended as follows:

      A. References in the Consulting Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Consulting Agreement as amended hereby.

      B. Clause (b) of paragraph 3 of the Consulting Agreement is hereby amended by (i) replacing "$.01" in the table therein with "$.10", (ii) replacing "base salary" in the last sentence thereof with "base compensation" and (iii) inserting the following sentence at the end thereof:

            "For purposes of this clause (b), profits per common share shall be rounded upwards, if applicable, to the nearest whole cent."

      C. The second sentence of Paragraph 7 of the Consulting Agreement is hereby amended to read in its entirety as follows:

            "Nothing contained herein is intended to limit CONSULTANT'S continuation of existing business activities nor the commencement of new activities, provided only that such activities are conducted in compliance with the paragraphs 10, 11 and 12."

      D. Clause (a) of the first sentence of paragraph 10 of the Consulting Agreement is hereby amended by replacing "regarding the conduit pipe" therein with "regarding COMPANY and the business and assets of COMPANY".

      E. Clause (b) of the first sentence of paragraph 10 of the Consulting Agreement is hereby amended by deleting "about the conduit pipe" therein.

      F. The second sentence of paragraph 10 of the Consulting Agreement is hereby amended by deleting "regarding the conduit pipe" therein.

      G. Clause (a) of paragraph 11 of the Consulting Agreement is hereby amended to read in its entirety as follows:

            "(a) During the term of this Agreement and for a period of one (1) year after the termination of this Agreement and any extension thereof, CONSULTANT shall not, within such geographical areas as COMPANY then conducts business, directly or indirectly, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business that offers any products or services that compete with the products or services offered by the Company at the time of such termination."

      H. Clause (a) of paragraph 12 of the Consulting Agreement is hereby amended by deleting "relating to the conduit pipe business" therein.

            Section 2. Condition Precedent. As provided in Section 1 above, the amendments to the Consulting Agreement set forth in said Section 1 shall become effective, as of the date hereof, upon the execution of this Amendment No. 1 to Consulting Agreement by Company and Consultant.

            Section 3. Miscellaneous. Except as herein provided, the Consulting Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 to Consulting Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 to Consulting Agreement by signing any such counterpart. This Amendment No. 1 to Consulting Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Consulting Agreement to be duly executed and delivered as of the day and year first above written.

                                          FIDELITY HOLDINGS, INC.


                                          By: /s/Doron Cohen
                                          Doron Cohen, President


                                          By: /s/Bruce Bendell
                                          Bruce Bendell, Chairman


                                      -3-